Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill-Rom Contacts

Investor Relations

Blair A. (Andy) Rieth, Jr.

Vice President, Investor Relations

312-819-7259

andy.rieth@hill-rom.com

Media

Larry Baumann

Executive Director, Corporate Communications

312-819-7248

larry.baumann@hill-rom.com

Matt Sherman or Alyssa Cass

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

HILL-ROM’S PROPOSED ACQUISITION OF WELCH ALLYN RECEIVES ANTITRUST CLEARANCE

CHICAGO, IL — July 14, 2015 — Hill-Rom Holdings, Inc. (NYSE: HRC) (“Hill-Rom”) today announced that the U.S. Federal Trade Commission has granted early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), as amended, in connection with Hill-Rom’s planned acquisition of Welch Allyn Holdings, Inc. (“Welch Allyn”).

As previously announced on June 17, 2015, Hill-Rom and Welch Allyn have entered into a definitive merger agreement under which Hill-Rom will acquire Welch Allyn for approximately $2.05 billion in cash and stock. The two companies have nearly two centuries of medical device innovation between them and will combine their unique strengths to develop new technologies that enhance outcomes for patients and their caregivers. Hill-Rom continues to expect that the transaction will close before the end of September 2015, subject to other customary closing conditions.

About Hill-Rom Holdings, Inc.

Hill-Rom is a leading global medical technology company with approximately 8,000 employees worldwide. We partner with health care providers in more than 100 countries by focusing on patient care solutions that improve clinical and economic outcomes in five core areas: Advancing Mobility, Wound Care and Prevention, Clinical Workflow, Surgical Safety and Efficiency, and Respiratory Health. Hill-Rom’s people, products, and programs work towards one mission: Every day, around the world, we enhance outcomes for patients and their caregivers.

About Welch Allyn, Inc.

Since 1915 Welch Allyn has brought a unique perspective to developing diagnostic solutions by combining pragmatic knowledge with a visionary spirit of innovation and ongoing improvement. As a leading global manufacturer of physical examination instruments and accessories and EMR-connected vital signs and cardiac monitoring solutions, the company has a steadfast commitment to delivering superlative medical products, services and solutions that help healthcare professionals provide better care for their patients. Welch Allyn is headquartered in Skaneateles Falls, N.Y. (USA) and employs nearly 2,600 people in 26 different countries. Visit www.welchallyn.com for more information. Like us on Facebook and follow us on Twitter and LinkedIn.

Disclosure Regarding Forward Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are subject to risks and uncertainties, and are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Risks and uncertainties include, but are not limited to, the likelihood that the transaction is consummated, the expected benefits of the transaction, general marketplace conditions and competition, adverse litigation or government action, and changes to laws and regulations applicable to our industry. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

Hill-Rom has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register shares of Hill-Rom common stock that will be issued to Welch Allyn shareholders in connection with the transaction, which includes a proxy statement/prospectus that will be delivered to Welch Allyn’s shareholders in connection with their required approval of the transaction. INVESTORS AND SECURITYHOLDERS OF WELCH ALLYN ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER FILINGS THAT MAY BE MADE WITH THE SEC IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The registration statement and proxy statement/prospectus and other documents which will be filed by Hill-Rom with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov, or from Hill-Rom, 1069 State Route 46 East, Batesville, Indiana 47006, Attention Corporate Secretary. Certain executive officers and directors of Welch Allyn have interests in the proposed transaction that may differ from the interests of stockholders generally. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.